    As filed with the Securities and Exchange Commission on November 13, 2007
Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUUIBUS TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	7372	45-0560329
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

114 West Magnolia St., #400-136
Bellingham, WA
98225
Tel: (360) 392-2830
(Address and telephone number of Registrant's principal executive offices)

Nevada Agency & Trust Co.
50 West Liberty Street, Suite 880
Reno, NV 89501
Phone: (775) 322-0626
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered(¹)	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.001 per share	1,200,000	$0.05	$60,000	$5.46
Total	1,200,000	$0.05	$60,000	$5.46

(¹)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(²)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Subject to Completion Dated November 13, 2007

Quuibus Technology, Inc.

A MAXIMUM OF 1,200,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.05 PER SHARE

This prospectus relates to our offering of 1,200,000 new shares of our common stock at an offering price of $0.05 per share. The offering will commence promptly after the date of this prospectus and close no later than 180 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 180-day offering period. We will pay all expenses incurred in this offering. The shares of common stock are being offered by us on a no-minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds or we may receive only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and Directors, who will not be paid any commission for such sales.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.05 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 8. All references to "we," "us," "our," "Company" or similar terms used in this prospectus refer to Quuibus Technology, Inc.

Corporate Background

We were incorporated on March 28, 2007. We have not generated any revenues to date and we are a development stage company. We are focused on developing and offering a server-based software product for the creation of wireless communities. We intend to enable service providers, organizations, and individuals to deploy wireless networks and to sell subscriptions to access such networks to end-users. It is our goal to provide end-users with the ability to roam across Quuibus-powered wireless networks.

Our offices are currently located at 114 West Magnolia St., #400-136, Bellingham, WA, 98225. Our telephone number is (360) 392-2830. We have secured a domain name but do not currently have an operating web site. Our fiscal year end is July 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

Shares being offered	Up to 1,200,000 shares of our common stock.

Offering price	$0.05 per share of common stock.

Terms of the offering
The offering will commence when the Securities and Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the 1,200,000 shares of common stock being offered or 180 days unless it is extended for an additional 90 days.

Number of shares outstanding before the offering	1,600,000

Number of shares outstanding after the offering if all the shares are sold	2,800,000

Our executive officers and Directors currently hold 100% of our shares, and, as a result, they will exercise control over our direction. After the offering, our officers and Directors will hold approximately 57.14% if we are successful at selling all the shares offered.

Market for the common stock
There is no public market for our common stock. After the effective date of the registration statement, we intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds	If we are successful at selling all the shares we are offering, our gross proceeds from this offering will be approximately $60,000. We intend to use these proceeds to execute our business plan.

Summary Financial Data

The following summary financial information for the period from March 28, 2007 (date of inception) through July 31, 2007, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

For the Period
From Inception
(May 29, 2007)
Through
July 31, 2007
(Audited)

Statement of Operations:

Total revenues	$-

Total operating expenses	$520

(Loss) from operations	$(520)

Net (loss)	$(520)

(Loss) per common share	$(0.00)

Weighted average number of common
shares outstanding - Basic and diluted	330,159

As of
July 31, 2007
(Audited)

Balance Sheet:

Cash in bank	$9,960

Total current assets	$9,960

Total assets	$23,710

Total current liabilities	$4,230

Total liabilities	$4,230

Total stockholders' equity	$19,480

Total liabilities and stockholders' equity	$23,710

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Business

1. We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

The Company has incurred net losses of $(520) for the period from March 28, 2007 (date of inception) through July 31, 2007. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. As a result, we may not be able to obtain additional necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

2. We are a development stage company and may never be able to execute our business plan.

We were incorporated on March 28, 2007. We currently have no products, customers or revenues. Although we have begun initial planning for the development of our software product and the related wireless network service, we may not be able to execute our business plan unless and until we are successful in raising funds in this offering. We anticipate that we will require the gross proceeds generated by this offering to commence operations, and to remain operational during the next twelve months. If the securities being offered under this prospectus are not fully subscribed for and we do not generate any revenues during our first year of operations, we may require additional financing in addition to the funds we hope to raise from the sale of shares offered under this offering in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have serious effect on our ability to survive. At this time, there are no anticipated additional sources of funds in place.

3. Our business plan may be unsuccessful.

The success of our business plan is dependent on our developing our server-based software product that will perform authentication and billing, and our marketing of our wireless network service to end-users. Our ability to develop this product is unproven, and the lack of operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon the market acceptance of our single service plan. Should this service be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuing as a going concern.

4. We have no operating history and have maintained losses since inception, which we expect to continue in the future.

Management believes that the gross proceeds of approximately $60,000 generated from this offering and the funds presently available from the prior investment of $20,000 by our Directors will be sufficient to commence and continue our planned activities for approximately 12 months after the offering. We also expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our software product and the marketing and sale of our wireless network service. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

5. Our executive officers and Directors have significant voting power and may take actions that may be different than actions sought by our other stockholders.

If we are successful in selling all 1,200,000 shares being offered in this prospectus, our officers and Directors will own approximately 57.14% of the outstanding shares of our common stock.

These stockholders will be able to exercise significant influence over all matters requiring stockholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

6. Since our officers and Directors may work or consult for other companies, their other activities could slow down our operations.

Our officers and Directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our officers and Directors allocate only a portion of their time to the operation our business. Since our officers and Directors are currently employed full-time elsewhere, they are able to commit to us only up to 10 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

7. Our officers and Directors are located in Turkey and the United Arab Emirates.

Since all of our officers and Directors are located in Turkey and the United Arab Emirates, any attempts to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

Risks Relating to Our Strategy and Industry

8. Wireless Internet networking is subject to rapid technological change.

Our business is in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement. To compete successfully in this emerging market, we must continue to design, develop and sell new and enhanced products and services that provide increasingly higher levels of performance and reliability at lower cost. These new and enhanced products and services must take advantage of technological advancements and changes, and respond to new customer requirements. Our success in designing, developing, and selling such products and services will depend on a variety of factors, including:

•	The identification of market demand for new products and services;

•	The scalability of our equipment platforms that deliver the products and services;

•	Features;

•	Timely implementation of product and service offerings;

•	Quality of performance;

•	Cost-effectiveness of products and services; and

•	Success of promotional efforts.

If we are unable, due to resource constraints or technological or other reasons, to develop and introduce new or enhanced products or services in a timely manner, if such new or enhanced products or services do not achieve sufficient market acceptance, or if such new product or service introductions decrease demand for existing products or services, our operating results would decline and our business would not grow.

9. We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share. Also, intense competition in the markets in which we compete could prevent us from increasing or sustaining our revenue and prevent us from achieving profitability.

Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. Our competitors may also offer bundled service arrangements, under which a subscriber could receive wireless internet as an add-on to their landline internet, as well as other services such as phone (cellular or landline), thus offering a more complete product/service package despite the technical merits or advantages of our products and services.

This form of bundling would put us at a competitive disadvantage if these providers can combine a variety of service offerings at a single attractive price. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

10. Our success depends on third party distribution channels.

We intend to sell our services through a series of resellers and distributors. Our future revenue growth will depend in large part on sales of our services through these relationships. We need to collaborate with third party resellers and network providers to deploy our services and we may not be able to deploy our services on a timely and cost-effective basis, if at all. We may not be successful in developing distribution relationships. Entities that distribute our services may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our services. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

11. We rely on third parties to deploy wireless networks that are to be powered by Quuibus.

The development and expansion of our wireless network will require that we enter into agreements, on acceptable terms and conditions, with various providers of infrastructure capacity and equipment and support services. We may not be able to attract or maintain network providers to deploy our wireless networks service, or to enter into satisfactory agreements with them. Even if we are able to do so, our network partners may lack the resources to support the network until cash flow is able to cover operating costs. They may also lack the technical skill to properly maintain the network and provide the necessary support. They may also have a limited ability to market the service.

12. Our network partners may rely on third parties to provide broadband internet service to power their wireless network.

Our network partners will likely be reliant largely on ADSL and cable providers to provide broadband internet access to the wireless access points. It is unclear whether these providers will allow our partners to use their networks to provide our service, and what the costs will be. In particular, there can be no assurance that our network partners and/or their telecommunications carriers will not enter into exclusive arrangements with our competitors or otherwise restrict the availability of our services.

13. We need to retain key personnel to support our services and ongoing operations.

The development and marketing of our products and services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other needed key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers (especially Mr. Hossein Khakbaz Mohseni, our President, Secretary, Treasurer and Director) would negatively impact our ability to develop our products and sell our services, which could adversely affect our financial results and impair our growth.

14. Future regulation of the internet and/or wireless internet could restrict our business, prevent us from offering services, and/or increase our cost of doing business.

The laws, regulations or rulings that specifically address access to or commerce on the internet, including wireless internet are subject to change. We are unable to predict the impact, if any, that future legislation, judicial precedents, or regulations concerning the internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to internet communications, restricting content, imposing tariffs or regulations based on encryption concerns or the characteristics and quality of products and services, any of which could restrict our business or increase our cost of doing business. The increasing growth of the internet and popularity of broadband video products and services heighten the risk that governments or other legislative bodies will seek to regulate internet services, which could have a material adverse effect on our business, financial condition, and operating results.

15. We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide.

The operation of our services will depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our service and cause us to lose customers or make it more difficult to attract new ones. In addition, because our service may be critical to the businesses of our customers, any significant interruption in service could result in lost profits or other losses to our customers.

16. Our success will depend on our ability to handle a large number of simultaneous requests for programming and videos, which our network may not be able to accommodate.

We expect the volume of simultaneous requests to increase significantly as our customer base grows. Our network hardware and software may not be able to accommodate this additional volume. If we fail to maintain an appropriate level of operating performance, or if our service is disrupted, our reputation would be harmed and we could lose customers or have difficulties in attracting new ones.

17. If a third party asserts that we infringe upon its proprietary rights, we could be required to redesign our software, pay significant royalties, or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or third party technologies that we license violate its intellectual property rights. As the number of software products in our markets increases and the functionality of these software products further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

•	Be expensive and time-consuming to defend;

•	Result in negative publicity;

•	Force us to stop selling our services that rely on the challenged intellectual property;

•	Require us to redesign our software products;

•	Divert management’s attention and our other resources; or

•	Require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus could decrease our revenues and/or result in losses to our business.

Risks Relating to this Offering

18. The shares are being offered directly by us without any minimum amount of shares necessary  to be sold. Accordingly, there is no guarantee that we will be successful at raising enough  funds to execute our business plan from the proceeds of this offering.

There is no assurance that we will be successful at raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives. Furthermore, there will be a greater likelihood that investors will lose their entire investment because of the lack of sufficient funding.

19. NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

20. There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, our common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

21. The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

22. State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

23. Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in, and limit the marketability of, our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 25, the Management's Discussion and Analysis or Plan of Operation section beginning on page 35, and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,200,000 shares of common stock offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,000 for legal, accounting, printing, and other costs in connection with this offering.

The table below shows the net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

% of total shares offered	70%	90%	100%
Shares Sold	840,000	1,080,000	1,200,000
Gross Proceeds	42,000	54,000	60,000
Less offering expense	(20,000)	(20,000)	(20,000)
Net offering proceeds	22,000	34,000	40,000

The following chart provides an overview of our budgeted expenditures using the proceeds from this offering and our current available cash, by significant area of activity over the next 12 months:

	Minimum	Median	Maximum
Consulting/Software Dev.	7,000	13,500	16,500
Advertising	2,700	4,000	5,000
Sales Assistant	1,200	1,200	1,200
Web-hosting	200	200	200
Office Rent	2,400	2,400	2,400
Office Equipment	1,900	2,200	2,700
Offices Expenses	1,500	2,000	2,500
Telephone	600	1,000	1,500
Miscellaneous	1,000	1,500	2,000
Legal and Accounting	3,000	5,000	5,000
Transfer Agent	500	1,000	1,000
Expenses	$22,000	$34,000	$40,000

 Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees, and any necessary state registration fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares we are offering was arbitrarily determined at $0.05 per share. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development.

The price we arbitrarily determined and bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

 DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of July 31, 2007, was $25,730 or $0.01 per share.   Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of July 31, 2007, as adjusted to give effect to the receipt of net proceeds from the sale of 1,200,000 shares of common stock for $20,000, which represents net proceeds after deducting estimated offering expenses of $20,000. This represents an immediate increase of $0.01 per share to existing stockholders and an immediate and substantial dilution of $0.04 per share, or approximately 80%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of July 31, 2007, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	1,600,000	57.14%	$20,000
New Investors	1,200,000	42.86%	$60,000
Total	2,800,000	100.00%	$80,000

 PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares of common stock. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be sold by Our Officers

We are offering up to a total of 1,200,000 shares of common stock. The offering price is $0.05 per share. The offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 1,200,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust, or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and Directors. The officers and Directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and Directors satisfy the requirements of Rule 3(a)4-1 in that:

1.	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

2.	None of such persons is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	None of such persons is, at the time of his participation, an associated person of a broker - dealer; and

4.
All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers.

As our officers and Directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and Directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and Directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 180 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Quuibus Technology, Inc."

Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available for our use to further the development and business of the Company.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our Board of Directors and hold office until the earlier of their death, retirement, resignation, or removal.

Our officers and Directors and their ages and positions are as follows:

Name	Age	Position

Hossein Khakbaz Mohseni	28	President, Secretary, Treasurer and Director

Yavuz Konur	30	Chief Technical Officer and Director

Mr. Hossein Khakbaz Mohseni

Mr. Hossein Khakbaz Mohseni has been our President, Secretary, Treasurer and a Director since we were incorporated on March 28, 2007.

Mr. Mohseni earned his Bachelor of Commerce, Accounting & MIS (Management Information Systems) at Langara College, in Vancouver, BC, Canada in 2001. He has been a Certified General Accountant (CGA) in British Columbia (Canada) since 2005.

From January 2000 until February 2006, Mr. Mohseni acted as a senior accountant for Versatech Products Inc., which has designed and manufactured oil spill containment and recovery products for over 30 years. In his role with the company, Mr. Mohseni managed payroll and human resources for Versatech and its subsidiary companies, prepared financial statements and performed all accounting related tasks for three subsidiaries of Versatech, researched and implemented various payroll and HR programs, devised an HR intranet to make information readily available to employees, and provided assistance to the Chief Operating Officer and Chairman of Versatech.

Since March 2006, Mr. Mohseni has been a Business Development Manager with D.M.E. Cables FZCO, a leading supplier of cabling products in the Middle East with headquarters in Dubai (United Arab Emirates). In this job, he has negotiated agreements with suppliers, developed sales strategies for the Middle East and North Africa and implemented a more efficient ERP (Enterprise Resource Planning) and a new CRM (Customer Relationship Management) system to increase efficiency and centralize all company data. Mr. Mohseni also has prepared the annual financial budget, managed the Accounting and Administration Department, reviewed the financial statements, and helped set goals and objectives for the company.

Mr. Yavuz Konur

Mr. Yavuz Konur has been our Chief Technical Officer and a Director since March 28, 2007. Mr. Yavuz Konur has nine years of experience in application and network design, and working with leading companies in Turkey. He received his Bachelors degree from Newport University in Istanbul in Computer Science Engineering in 2003, and has extensive certifications in Cisco networks as well as in-depth knowledge of various programming languages such as Visual Basic, .Net, ASP and PHP.

From November 1998 until March 2000, Mr. Konur worked with Ericsson Turkyye in Istanbul (Turkey) as a Network Specialist. Ericsson is a multi-national company providing telecommunication equipments to service providers. Between March 2000 and February 2003, Mr. Konur worked as a Network Engineer with Superonline in Istanbul, Turkey. From February 2003 until November 2006, he was a Network Engineer with Dagon Online in Istanbul, Turkey. Dagon Online is an integrated Internet service provider offering dial-up and high speed internet services as well as voice over IP and web hosting.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

Involvement in Legal Proceedings

No Director, nominee for Director or officer of the Company has appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 31, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current Directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 1,600,000 shares of our common stock issued and outstanding as of October 31, 2007. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner(²)	Amount and Nature of Beneficial Ownership	Percentage of Class(¹)

Common Stock	Mr. Hossein Khakbaz Mohseni	800,000	50.0%

Common Stock	Mr. Yavuz Konur	800,000	50.0%

All officers as a Group		1,600,000	100%

(¹)	Based on 1,600,000 shares of our common stock outstanding.

(²)	The address for Mr. Hossein Khakbaz Mohseni is POB 17159 Jebel Ali Free Zone, Dubai, U.A.E. The address for Mr. Yavuz Konur is Esatposa Street, Cumburiyet Mahalle, Istanbul, Turkey.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Future Sales by Existing Stockholders

As of the date of this prospectus, there are two stockholders of record holding shares of our common stock. A total of 1,600,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be sold publicly, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See the section entitled “Dilution” above.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act. None of our stockholders are entitled to registration rights.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu," each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and Directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See "Security Ownership of Certain Beneficial Owners and Management."

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We have appointed Island Stock Transfer as transfer agent for our shares of common stock. Island Stock Transfer is located at 100 Second Avenue South, Suite 104 N, St. Petersburg, Florida 33701. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception to July 31, 2007, included in this prospectus have been audited by Davis Accounting Group P.C., as set forth in their report included in this prospectus.

The legal opinion rendered by SRK Law Offices regarding the common stock of Quuibus Technology, Inc. registered on Form SB-2 is as set forth in their opinion letter included in this prospectus.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that Directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The Bylaws also authorize the Board of Directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was incorporated on March 28, 2007. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the Company nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have not generated any revenue to date and we do not expect to generate revenues during the first 12 months of our operations. Our Directors have reserved a domain name for us and have also acquired web and email hosting. We have not commenced operations other than in connection with this offering and certain preliminary surveys conducted by our officers. We do not currently have sufficient capital to operate our business, and, even assuming the success of this offering, we may require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

We have made a survey of available wireless authentication solutions on the market and have narrowed our search to two solutions. In our preliminary evaluation of the two products, we have determined that they will be able to meet, with customization, most of our needs. These products are FreeRadius and Linux LiveCD HotSpot Server. Customization of such software solutions to meet our needs will require us to invest eight to nine months of development efforts.

In addition, we have identified several contractors that we believe are suitable to perform the software customization. As a result of this process, we have budgeted $1,000 monthly to complete the project, but we have not yet entered into any contracts for these services. We have evaluated potential candidates on the basis of skill, software development track record, references and price.

Our software product will be composed of two elements, a server-based software product that authorizes subscribers to access the internet and that performs automated billing, and a client-based software product that resides at a wireless access point to police (enable or deny) access based on instructions from the server.

After development of our authentication and billing software product, we plan to commence marketing of our wireless networking service on a subscription basis. We intend to enable service providers, organizations, and individuals to deploy wireless networks and sell subscriptions to access such networks to end-users. Our goal is to provide users with the ability to roam across Quuibus-powered wireless networks.

Our offices are currently located at West Magnolia St., #400-136, Bellingham, WA, 98225. Our telephone number is (360) 392-2830. We do not currently have a website; however we have reserved a domain name.

The Market Opportunity

How large is the market for wireless networking services?

The market for wireless networking services is expanding at a rapid rate. This is driven primarily by the need for mobility and freedom from landline connections. This does not mean that landline broadband internet is in retreat. Indeed, it is also increasing at a rapid rate and is also driving the adoption of wireless. As people’s lives become more internet-centric, the number of broadband connections is mushrooming. With the availability of low cost WiFi devices, it is possible now for consumers to extend the broadband experience beyond the desk and into the bedroom, balcony and living rooms. Most people, however, secure their devices to prevent others from sharing their internet connections, thus limiting their ability to travel while maintaining access to the Internet. Nevertheless, one should note that there are venues which allow free wireless Internet access, for example, coffee shops and individuals who allow others access to their wireless connections.

Internet penetration is growing rapidly. Between the years 2000 and 2007, the number of internet users worldwide grew by 203% to over one billion users. North America has the highest internet penetration rate, followed by Australia and Europe. However, as we can see from the chart below, the largest potential for growth is in Asia with its massive population. Africa, while growing at a faster rate than any other region, lags behind. According to the Computer Industry Almanac in 2007, the number of internet users will exceed 1.8 billion in 2010 (http://www.c-i-a.com/).

World Regions	Population (2007 Est.)	Internet Usage	% Population (Penetration)	Usage Growth 2000-2007
Africa	933,448,292	32,765,700	3.5%	625.8%
Asia	3,712,527,624	389,392,288	10.5%	240.7%
Europe	809,624,686	312,722,892	38.6%	197.6%
Middle East	193,452,727	19,382,400	10.0%	490.1%
North America	334,538,018	232,057,067	69.4%	114.7%
Latin America/Caribbean	556,606,627	88,778,986	16.0%	391.3%
Oceania / Australia	34,468,443	18,430,359	53.5%	141.9%
WORLD TOTAL	6,574,666,417	1,093,529,692	16.6%	202.9%

www.internetworldstats.com. Copyright © 2006, Miniwatts Marketing Group. All rights reserved worldwide.

Internet Usage Worldwide

Broadband internet (also referred to as high-speed internet) grew from less than 5 million users in 1999 to 215 million users in 2005 and is expected to exceed 500 million by 2010 (http://www.c-i-a.com/). According to the international telecommunications union, Iceland and South Korea are the per capita leaders in broadband penetration at 27 (defined as the number of internet connections per 100 inhabitants), with Iceland holding a slight lead. The United States, however, has the largest number of broadband connections at 56 million (OECD Broadband Statistics to June 2006). China is expected to catch up in the near future. The availability of broadband internet is essential to the availability of WiFi devices since nearly all WiFi devices require high-speed internet connections to enable the user to browse the internet.

The need for mobility, the availability of low cost wireless technology (specifically WiFi), and the price drop in the prices of notebooks (laptops) and other portable wireless devices, are causing large numbers of consumers to use wireless connectivity. Nearly 20% of broadband subscribers in the United States and Europe now use WiFi technology to access the internet, according to Strategy Analytics.

According to one survey, about 7% of all households (or 19 million in total) have set up some sort of 802.11-based wireless network (802.11 and its variants are currently the industry standard protocol for wireless internet). The U.S. has the highest overall penetration at 8.4%, while northern Europe follows with 7.9%. The UK and Germany are both below average with 6.1% and 5.1% penetration, respectively.

"Wi-Fi has become the preferred networking technology for affluent early adopters," notes the research firm’s principal analyst, David Mercer in May, 2006. "Rising ownership of laptop PCs and other portable Internet devices will make WiFi the dominant home networking choice for most broadband subscribers." (http://www.teleclick.ca/2006/05/almost-20-of-broadband-internet-subscribers-use-wi-fi/)

The integration of WiFi and notebooks is driving the sales of notebooks to record highs. While laptops have the advantage of portability, it is with the integration of wireless that notebooks are truly mobile. Before wireless, a person had to be always tied to a wired broadband connection. According to a Merrill Lynch financial report (December, 2006) by senior analyst Richard Farmer, the estimated percentage of revenue for companies from desktops will be 47 percent, compared to 41.6 percent for notebooks by the end of 2006. For 2007, the numbers will nearly flip, with 45.6 percent of revenue coming from notebooks and 43.1 percent from desktops, according to Farmer's estimates (http://www.eweek.com/article2/0,1895,2074603,00.asp).

By 2008, notebooks will represent nearly 50 percent of revenue, while desktops will produce only about 40 percent of revenue. By comparison, in 2000, Merrill Lynch reported that notebooks only produced about 25 percent of the revenue in the PC market, with desktops accounting for a solid majority of 64 percent.

Broadband, laptops, and the need for mobility are driving the adoption of wireless internet connectivity. According to ZDNet Research, 40 million devices with WiFi support were shipped in 2006 and ABI Research forecasts that the total number of WiFi-enabled consumer electronics devices will grow from just 40 million shipped in 2006 to nearly 249 million in 2011. Currently, laptops make up the bulk of these units with 80% of all new laptops sold having integrated WiFi capabilities.

Our Competition

This mobile internet market is served by several types of providers. Some of them are fee-based, some use the mobile internet as added value to their existing products or services, some are free projects aimed at creating communities, and others are individuals who are providing access through their wireless devices to others, whether purposely or inadvertently.

Subscription-based services

Subscription based services are available in many public places such as airports, train stations, and in some major metropolitan centers. There are many providers involved, ranging from the large telecommunications companies (landline, cellular, and cable) to companies focusing on the wireless niche. Examples of the first type of companies are T-Mobile, BellSouth, and Verizon. Examples of the second types are Boingo Wireless, Wayport, noWirz, and Fatport.

Free wireless internet access

Free wireless internet is available from multiple sources:

•	Individuals who do not have the technical skill to secure their devices.

•	Individuals who choose to allow others to use their wireless network. Those who choose to do so run security risks to their home network.

•
Businesses, such as restaurants, train stations, airports, libraries, coffee shops, bookstores, fuel stations, department stores, and supermarkets that have wireless internet as a way to attract customers (for example, Panera Bread and Blenz coffee).

•	Non-profit organizations that aim to create free wireless communities.

•
Public sector initiatives to enhance a city’s attractiveness as a business and pleasure destination center. For example, Vancouver (Canada) is planning a WiFi network to coincide with the coming of the 2010 Olympics.

•	Companies that deploy WiFi networks such as Google to promote their brand name and to sell advertising.

There are several directories of free wireless internet access such as http://www.WiFifreespot.com/ that are available over the World Wide Web.

Quuibus Advantage

•
Quuibus plans on developing partnerships with other service providers, organizations, and individuals, which we expect will result in major cost savings when developing our own network on a large scale.

•	If we are successful, we will be able to build, with the assistance of our business partners, a world-wide network in a short period of time.

•
We plan to encourage service providers, organizations, and individuals to have a stake in deploying wireless access points by enabling them to share in revenues generated by our business. At the same time, they need not go through the cost of developing a similar solution as ours, maintaining a solution, or upgrading it.

•	Our cost is low since we plan to use open source solutions that are license free.

•	Quuibus customers will be able to access the internet using any Quuibus-enabled network.

Our Software Product and Service Model

Our software product will be composed of two elements: a server based software that authorizes subscribers to access the internet, and software that resides at a wireless access point to police (enable or deny) access based on instructions from the server.

We will deploy a server side server in order to perform authentication and billing. Billing will be done exclusively through Paypal. In addition, we will use Paypal to compensate partners and resellers. Our billing and payment system will be completely automated which will keep operational costs to a minimum.

Our customers will gain access to the internet through a network of wireless access points that are deployed by our partners. These wireless access devices will be radius compliant as to be able to communicate with our server.

When a wireless user tries to access the internet through one of our partner’s wireless access devices, he will be forwarded to a web page that asks him to enter his user name and password, or, if he is not a customer, to subscribe to the service. If the wireless subscriber elects to subscribe to the service, the owner of the access point receives a one time fee for such subscription.

If the credential supplied by the user is correct, then the user is allowed access to the internet. The number of times a customer accesses the network is logged into our database and is used to calculate our partners’ compensation.

We intend to offer yearly, monthly and daily plans. The price of each of these plans will vary between countries since there are variations in the cost of delivering the service between countries as well as different income levels and differences regarding the availability of competition. Our subscribers will be able to roam (i.e., connect to the internet) across our network.

Quuibus plans to develop and deploy the backend software that is necessary to manage customer access to the wireless network. Quuibus will not deploy the wireless access devices (except for a proof of concept and a showcase and only if we raise the maximum level of financing), and we will rely on our partners to do so. Quuibus will test a variety of wireless devices and will establish a list of supported devices. Our web site will be the venue where partners will access their account info, find information about the service, and sign-up to be partners. We will minimize the need for human interaction since automation significantly reduces cost.

Product Development

The server side software will be a customized radius server integrated with a billing engine. Commercial radius servers are available from several vendors such as Microsoft (http://www.microsoft.com) and Aradial Technologies (http://www.aradial.com/). Mature open source products such as OpenRadius (http://www.xs4all.nl/~evbergen/openradius/) and FreeRadius (http://www.freeradius.org/) are also available. Some of the radius servers already have support for WiFi clients and some are integrated with billing systems and others are stand-alone.

We have performed a preliminary evaluation of two products, and we have found that with some customization they will meet most of our needs. These are FreeRadius and Linux LiveCD HotSpot Server. We will require investing nine months of development efforts in order to customize one of these software products to meet our needs. The software will be customized to integrate payment systems and support resellers. We will only accept Paypal as a method of payment. Paypal will be used to collect money from subscribers and to pay resellers. This will simplify our backend operation as well as our development effort.

Our server software will be designed to support any standard-compliant radius client. Several vendors (for example: Nomadix) sell wireless devices with radius support. Newer wireless devices also support Radius WPA which allows the radius server to permit or deny access to a user.

We expect that a beta version of our server side application will be completed six month after receiving financing and a deployable version in nine months. We plan for our solution to include:

-	A web site that includes:

•	Information about the company

•	Information about the service

•	A support section for customer self-support

•	A customer web portal

•	A partner sign-up interface: this allows someone to sign-up to offer wireless service. A partner can be an individual or a company

•	A partner’s web portal: This will allow the partner to keep track of their account balance and how much commission they earned.

-	A radius server that authenticates the user

-	A database server to log all activities and to store the customers and partners details

-	A billing software to enable customers to pay bills and to calculate and pay partners’ commissions.

Marketing & Sales Strategy

Our marketing efforts will be directed toward executing a strategy of building a network of partners around the world that will drive the adoption of our wireless network. We intend to develop alliances with strong partners in order to maximize market penetration and market share. We expect that this strategy will build revenues, establish our brand, and establish lasting channel partnerships, hopefully creating a barrier to entry for other competitors.

Our marketing efforts will target three audiences:

•	The subscriber who will use the wireless network to access the internet.

•
The partner who wants to build its own wireless network using our backend system. Such a partner can be as small as a person registering his home wireless device with our system, to companies deploying thousands of wireless units.

•	The regional and/or the regional representative who will be responsible for promoting our service to the above-mentioned partners and subscribers.

We will utilize a variety of marketing tools, including:

•
Web Presence: We plan to establish a strong web presence by building an informative and attractive web portal. This web portal will describe our services and their advantages to our users and partners. We will make available on the web site white papers, how-to, and return on investment models for our partners. We will also establish a referral or affiliate program and compensate affiliates for referrals (see sales section). Our web site will be able to track if a person who is visiting our web site came from an affiliate, and if he or she subscribes, the affiliate will be compensated accordingly.

•	Internet Marketing: Such as news forums, web seminars, search engine promotion, e-mail campaigns, web advertising, e-newsletters, Online PR, and press releases.

•
Advertising in Google: We plan to advertise on targeted Adwords from Google. Google, the world’s most popular search engine, sells advertising that appears when a user searches for keywords selected by the advertiser. The ranking of the advertising will depend on the amount of money an advertiser is willing to pay in relation to other advertisers.

•	Marketing Collateral: such as brochures, product descriptions, power point (and other forms) presentations, etc. We plan to e-mail or mail these to prospective partners.

•
White Papers: Quuibus shall produce white papers about the market in general, about the Company’s products, and the advantage of our solution. Different white papers will be targeted to different audiences including technical, marketing, bottom-line financials, different market segments.

•	Article submissions into trade journals: This will establish the Company as subject experts.

•	Subject-expert speakers: The Company will address events such as conferences and trade shows.

•	Press releases: Press releases are not only used to inform investors and the media about the Company’s development. It will be used as a promotional tool for its products and services.

•	Coverage in the media: The Company will endeavor to obtain media coverage by associating with projects that positively affect people’s lives.

•
Community involvement: The Company will get involved (and encourage its partners to get involved) in projects that will generate positive coverage of our Company. We will seek to manage the backend of community-based non-profit WiFi projects at discounted rates (our fee will continue to cover our cost and we will not do this at a loss).

•
Branding: While it is difficult for a start up company to establish a consumer brand name, Quuibus realizes the critical importance of making "Powered by Quuibus" a symbol of quality in the market place. The Company will ensure, wherever possible, that this critical "branding experience" will appear on all of its products and web pages.

Sales and Distribution

Our website will be an important factor in driving sales. We plan to work hard to increase our rankings in search engines as well as advertising on Google. We will also establish a referral program and our website will keep track of referrals, and commissions will be paid for each sale made.

Regional representatives

In each region, we will recruit regional representatives. In small countries, a representative may be responsible for a whole country. In larger countries, a region may be a city or a state. Our regional representatives will earn commissions for selling our services in their assigned region. We will ask that our regional representatives invest money in marketing the services in their region. They will earn commissions on all subscription revenues that are collected. They also can be considered as a referrer when they advertise and the subscription is directly traced to them.

We will provide regional representatives with guidelines and tools to help them market our services. The regional representative’s function will be to increase the awareness of our products and services to network partners, the media, and to the end users. They will do this by a combination of press releases, advertising, contacting potential network partners, answering enquiries emanating from their region, and building a network of referrers.

Referrers and Affiliates

We plan on recruiting persons, companies, and organizations to directly promote our service, and to cause people to subscribe to our service.

Network Partner

A network partner is a person, a company or an organization that takes on the deployment of the wireless access points. A network partner can deploy from one to thousands of these wireless access points. We will monitor where customers are accessing the network and the network partner will be compensated accordingly. A network partner may also act as a referrer or an affiliate and as a regional representative.

Revenue Model

Our revenue model will be based upon revenue sharing between the differing parties. The revenue will be shared along the following formulae:

Percentage of sales
Quuibus	35%
Regional representative	15%
Referrer	15%
Network partner	35%

All accounts will be pre-paid, meaning that customers must pre-pay for service before they are able to use it.

The price of our service will depend on several factors such as the cost of deploying the service and competitive pricing. The pricing below is based on a rudimentary survey of the market and will likely change as we target specific markets.

Types of Subscriptions	Minimum	Average	Maximum
Monthly	$15	$25	$30
Weekly	$10	$17.5	$25
Daily	$5	$10	$15

The average is simply the average between the minimum and maximum prices and does not account for differing numbers of subscribers on different pricing plans.

Sources and Availability of Products and Supplies

There are no constraints on the sources or availability of products and supplies related to our business. We will be producing our own product, and the distribution of our products and services will be over the internet.

Dependence on One or a Few Major Customers

The nature of our service offering does not mandate any dependence on one or a few major customers; however, if we obtain one or more large corporate accounts, then we may end up being dependent on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. We are planning to develop a software product and intend to protect our software product with copyright and trade secrecy laws. Beyond our trade name, we do not hold any other intellectual property.

Existing or Probable Government Regulations

There are no existing government regulations, nor are we aware of any regulations being contemplated that would adversely affect our ability to operate.

Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the internet. The adoption of any such laws or regulations may decrease the growth of commerce over the internet, increase our cost of doing business, or otherwise have a harmful effect on our business.
To date, governmental regulations have not materially restricted the use or expansion of the internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

•	Sales and other taxes;

•	User privacy;

•	Pricing controls;

•	Characteristics and quality of products and services;

•	Consumer protection;

•	Libel and defamation;

•	Copyright, trademark and patent infringement; and

•	Other claims based on the nature and content of internet materials.

These new laws may have an impact on our ability to market our services in accordance with our business plan.

Research and Development Activities and Costs

We have not incurred any costs to date and have plans to undertake certain research and development activities during the first year of operation. For a detailed description see "Plan of Operation."

Employees

We have commenced only limited operations; therefore, we have no employees. Our officers and Directors provide service to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff. We do plan to hire a sales representative in or around March 2008 to assist in promoting the sale of our service. For a detailed description see "Plan of Operation."

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form SB-2 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

DESCRIPTION OF PROPERTY

We do not own any real property. We currently maintain our corporate office at West Magnolia St., #400-136, Bellingham, WA, 98225. We pay monthly rent for use of this space. This space is sufficient until we commence full operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 8 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have completed our development of our software and marketing plan to generate customers. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

In our management’s opinion, there is a need for wireless network services enabling the creation of wireless communities. We are focused on developing an authentication and billing software product, and offering a wireless networking service for the creation of wireless communities. We intend to enable service providers, organizations, and individuals to deploy wireless networks, and to sell subscriptions to end-users to access such wireless networks. Our goal is to provide users with the ability to roam across Quuibus-powered wireless networks. A user with a Quuibus account will be able to connect through and roam across any of our partner wireless networks, similar to the way cellular phone companies allow their customers to roam across different networks.

To meet our need for cash, we are attempting to raise money from this offering. We intend to sell up to a maximum of 1,200,000 shares of our common stock through this offering, which would generate up to $60,000 in gross proceeds. We believe that this will allow us to begin our product development, market our website, and remain in business for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we raise less than the maximum amount and need additional funds, we may seek to obtain additional funds through a second public offering, private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans at this time.

Plan of Operation

Upon completion of this offering, our specific goal is to develop our software product and to execute our marketing plan. First, we plan to develop and deploy a software product that allows the authentication of wireless users seeking to use the internet.

Our software product will be composed of two elements, a server-based software product that authorizes subscribers to access the internet and that performs automated billing, and a client-based software product that resides at a wireless access point to police (enable or deny) access based on instructions from the server.

After development of our authentication and billing software product, we plan to commence marketing of our wireless networking service on a subscription basis.

We will deploy a side server in order to perform authentication and billing. Billing will be done exclusively through Paypal. In addition, we will use Paypal to compensate partners and resellers. Our billing and payment system will be completely automated which will keep operational costs to a minimum.

Our customers will gain access to the internet through a network of wireless access points that are deployed by our partners. These wireless access devices will be radius compliant as to be able to communicate with our server.

When a wireless user tries to access the internet through one of our partner’s wireless access devices, he will be forwarded to a web page that asks him to enter his user name and password, or, if he is not a customer, to subscribe to the service. If the wireless subscriber elects to subscribe to the service, the owner of the access point will receive a one-time fee for such subscription.

If the credential supplied by the user is correct, then the user will be allowed access to the internet. The number of times a customer accesses the network will be logged into our database and will be used to calculate our partners’ compensation.

We intend to offer yearly, monthly, and daily plans. The price of each of these plans will vary between countries since there are variations in the cost of delivering the service between countries as well as different income levels among the users and differences in the availability of competitive services. Our subscribers will be able to roam (i.e, connect to the internet) across our network.

We plan to develop and deploy the backend software that is necessary to manage customer access to the network. We will not deploy the wireless access devices, but will rely on our partners to do so. We intend to test a variety of wireless devices and will establish a list of supported devices. Our web site will be the venue where partners will access their account information, find information about the service, and sign up to be partners. We will maximize automation, thereby significantly decreasing operational costs.

Expenditures

The following chart provides an overview of our budgeted expenditures using the proceeds from this offering, by significant area of activity over the next 12 months:

	Minimum	Median	Maximum
Consulting/Software Dev.	7,000	13,500	16,500
Advertising	2,700	4,000	5,000
Sales Assistant	1,200	1,200	1,200
Web-hosting	200	200	200
Office Rent	2,400	2,400	2,400
Office Equipment	1,900	2,200	2,700
Offices Expenses	1,500	2,000	2,500
Telephone	600	1,000	1,500
Miscellaneous	1,000	1,500	2,000
Legal and Accounting	3,000	5,000	5,000
Transfer Agent	500	1,000	1,000
Expenses	$22,000	$34,000	$40,000

We hope to raise the maximum amount, but we believe that we would be able to execute on our business plan with the minimum sum raised. The table above outlines the proposed expenditures for 12 months after the Company receives financing.

If the Minimum Offering is sold: We will still be able to execute our business plan. However, we will have less money to spend on advertising.

If the Median Offering is sold: We will be able to spend more money on advertising. We believe this will yield a higher number of customers.

If the Maximum Offering is sold: We will be able to spend more money on advertising, which may attract a higher number of customers. We will also be able to hire a sales assistant and build a trial/showcase deployment. We believe that this sum will enable us to effectively execute on our business plan.

First Quarter - November 2007 to January 2008

During the first three months, we plan to:

•	Initiate our software development activities

•	Initiate the development of our corporate and marketing collateral

Software development: We will retain the services of a software contractor by the time we start this phase. We have already identified several potential contractors, all of whom have extensive experience in web application development using Linux, PhP, MySQL and C programming language. The developer will supply his or her own computer, software and high-speed internet connection. During months 1 and 2, our Chief Technical Officer will work with the software contractor on the development of the software specifications and on a high level design. The specifications will be in the form of a document that will describe the product, the way the product interacts with the customers, and the Company’s database. High-level design will include identifying the different components of the software and how they interact with each other. This will be an interactive process between our management and the software contractor.

Marketing activities: By the end of month 1, we plan to hire a graphic and web design contractor. We expect that the contractor will finish developing our corporate collateral (including logo, business cards, letterheads, stationeries, e-mail forms) by the end of month 2. Once completed, the contractor will proceed with the revamping of our web site. This task is scheduled for completion by the end of month 3. During month 3, we will also proceed with the printing of business cards, letterhead, and envelopes.

Miscellaneous activities: During the first month of operation, we will also purchase one phone and one fax line.

Second Quarter - February to April 2008

During this quarter, we expect to focus on the development of our software product.

Software development: We will purchase the development server in the beginning of this quarter. The installation of the operating system, development tools and database will take two weeks, and will be performed by the software development contractor. In order to reduce cost, we will be using open source software such as Fedora Linux as an operating system, mySQL as a database, and C and PHP as programming languages. The development infrastructure will be located at a computer data center in North America.

Third Quarter - May to July 2008

During the following three months, we expect to achieve the following:

•	Complete the development of the software

•	Complete the formulation of a marketing and sales strategy

•	Complete the development of our marketing collateral

•	Initiate sales activities

Software development: We expect that our contractor will finish the modification and testing of our software product by the end of month 8.

In month 9, we will purchase a server to be used for the deployment of the software product.

Marketing activities: In month 9, we will finish the revision on our marketing and sales collateral and integrate our product’s user portal into our web site. Our President and CFO, working closely with the graphic and web design contractor, will finalize the marketing collateral which will include brochures targeted toward potential partners and to the media.

In month 9, we will start limited advertising using Google Adwords. The advertising will target resellers and service providers. In month 9, we will also hire one sale and support assistant who will be responsible for answering customer, reseller, and network provider queries and for providing basic support. This assistant must have excellent written and verbal English language skills. We plan to hire this person in a developing country to keep costs down.

Fourth Quarter - August to October 2008

During the following three months, we expect to achieve the following:

•	Launch our advertising campaign to attract resellers and network providers

•	Launch our proof of concept trial (if we raise the maximum amount of funds)

•	Make our service available to resellers and network providers

•	Continue improvements on our product and service

Software development: We will continue improvements on our product and remove any software bugs.

Our President and CFO will lead our sales activity. In order to support his activities, we will also be advertising with Google’s Adwords targeting network providers and end users. Google advertising will funnel potential end users and resellers into our web site. The users will have the option to subscribe to our service packages and pre-pay for service using Paypal. Interested resellers and network providers will be able to fill and submit information and contact request form. We will then contact them and evaluate their suitability to resell our services.

Results of Operations

During the period from March 28, 2007 (date of inception) through July 31, 2007, we incurred a net loss of $(520). This loss consisted primarily of incorporation costs and administrative expenses. Since inception, we have sold 1,600,000 shares of common stock to our Directors.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment. We have leased web hosting space needed for hosting our website at a cost of $240 annually.

Revenues

We had no revenues for the period from March 28, 2007 (date of inception) through July 31, 2007. We believe that upon receipt of the proceeds of this offering, we will be able to commence the development of our product and marketing of our services.

Liquidity and Capital Resources

Our balance sheet as of July 31, 2007, reflects assets of $23,710. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

Notwithstanding the success of this offering, we anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

 Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Hossein Khakbaz Mohseni, our President, Secretary, Treasurer and a Director, has contributed office space for our use for all periods presented. There is no charge to us for the space since the value of such space is nominal and covers a limited amount of time.

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On July 6, 2007, we sold 800,000 shares of our common stock to Mr. Mohseni for cash payment to us of $10,000. We believe this issuance was exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to non-U.S. citizens, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On July 6, 2007, we sold 800,000 shares of our common stock to Mr. Yavuz Konur, our Chief Technical Officer and Director, for cash payment to us of $10,000. We believe this issuance was exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to non-U.S. citizens, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Our officers and Directors may be considered promoters of the Company due to their participation in and management of the business since its incorporation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Market Information

There is no public market for our common stock.

We have issued 1,600,000 common shares since the Company’s inception in March 28, 2007, all of which are restricted shares. See "Certain Relationships and Related Transactions" above regarding these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had two holders of record for our common shares as of October 31, 2007.

Dividends

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Pay-outs
Name and Principal Position	Year(1)	Salary	Bonus	Other	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-outs	All Other
Mr. Hossein Khakbaz Mohseni President, Secretary, Treasurer and Director	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Mr. Yavuz Konur Chief Technical Officer and Director	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)  We were incorporated on March 28, 2007.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employment or other contracts or arrangements with officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Davis Accounting Group P.C. are our auditors. There have not been any disagreements with our auditors on accounting and financial disclosure or any other matter.

QUUIBUS TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
JULY 31, 2007

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Quuibus Technology, Inc.:

We have audited the accompanying balance sheet of Quuibus Technology, Inc. (a Nevada corporation in the development stage) as of July 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period ended July 31, 2007, and from inception (March 28, 2007) through July 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quuibus Technology, Inc. as of July 31, 2007, and the results of its operations and its cash flows for the period ended July 31, 2007, and from inception (March 28, 2007) through July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/S/ Davis Accounting Group P.C.

Cedar City, Utah,
October 26, 2007.

QUUIBUS TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF JULY 31, 2007

2007
ASSETS
Current Assets:
Cash in bank	$9,960

Total current assets	9,960

Other Assets:
Deferred offering costs	13,750

Total other assets	13,750

Total Assets	$23,710

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued liabilities	$4,230

Total current liabilities	4,230

Total liabilities	4,230

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $0.001 per share; 20,000,000 shares
authorized; 1,600,000 shares issued and outstanding	1,600
Additional paid-in capital	18,400
(Deficit) accumulated during the development stage	(520)

Total stockholders' equity	19,480

Total Liabilities and Stockholders' Equity	$23,710

The accompanying notes to financial statements are an integral part of this balance sheet.

QUUIBUS TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED JULY 31, 2007, AND
CUMULATIVE FROM INCEPTION (MARCH 28, 2007)
THROUGH JULY 31, 2007

	Period Ended	Cumulative
	July 31,	From
	2007	Inception

Revenues	$-	$-

Expenses:
General and administrative-
Rent expense	480	480
Bank fees	40	40

Total general and administrative expenses	520	520

(Loss) from Operations	(520)	(520)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(520)	$(520)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	330,159

The accompanying notes to financial statements are an integral part of these statements.

QUUIBUS TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (NOTE 2)
FOR THE PERIOD FROM INCEPTION (MARCH 28, 2007)
THROUGH JULY 31, 2007

				(Deficit)
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Totals

Balance - March 28, 2007	-	$-	$-	$-	$-

Common stock issued to Directors for cash	1,600,000	1,600	18,400	-	20,000

Net (loss) for the period	-	-	-	(520)	(520)

Balance - July 31, 2007	1,600,000	$1,600	$18,400	$(520)	$19,480

The accompanying notes to financial statements are an integral part of this statement.

QUUIBUS TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED JULY 31, 2007, AND
CUMULATIVE FROM INCEPTION (MARCH 28, 2007)
THROUGH JULY 31, 2007

	Period Ended	Cumulative
	July 31,	From
	2007	Inception

Operating Activities:
Net (loss)	$(520)	$(520)
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Changes in net liabilities-
Accrued liabilities	4,230	4,230

Net Cash Provided by Operating Activities	3,710	3,710

Investing Activities:
Cash provided by investing activities	-	-

Net Cash Provided by Investing Activities	-	-

Financing Activities:
Issuance of common stock for cash	20,000	20,000
Deferred offering costs	(13,750)	(13,750)

Net Cash Provided by Financing Activities	6,250	6,250

Net Increase in Cash	9,960	9,960

Cash - Beginning of Period	-	-

Cash - End of Period	$9,960	$9,960

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

QUUIBUS TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

(1) Summary of Significant Accounting Policies

 Basis of Presentation and Organization

Quuibus Technology, Inc. (“Quuibus” or the “Company”) is a Nevada corporation in the development stage. The Company was incorporated under the laws of the State of Nevada on March 28, 2007. The business plan of the Company is focused on developing and offering a server-based software product for the creation of wireless communities. The Company intends to enable service providers, organizations, and individuals to deploy wireless networks and to sell subscriptions to access such networks to end-users. The Company’s goal is to provide end-users with the ability to roam across Quuibus-powered wireless networks. The accompanying financial statements of Quuibus were prepared from the accounts of the Company under the accrual basis of accounting.

In addition, the Company has commenced a capital formation activity to effect a Registration Statement on Form SB-2 with the Securities and Exchange Commission (“SEC”), and raise capital of up to $60,000 from a self-underwritten offering of 1,200,000 shares of newly issued common stock in the public markets. The Company is currently in the process of preparing the Registration Statement on Form SB-2, and has not yet filed it with the SEC.

  Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

 Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

 Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended July 31, 2007.

QUUIBUS TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

 Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of July 31, 2007, the carrying value of accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Concentration of Risk

As of July 31, 2007, the Company maintained its cash account at one commercial bank. The balance in the account was subject to FDIC coverage.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated. As of July 31, 2007, the Company had incurred $13,750 of deferred offering costs.

QUUIBUS TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

 Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of July 31, 2007, and expenses for the periods ended July 31, 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

 Fiscal Year End

The Company has adopted a fiscal year end of July 31.

(2) Development Stage Activities and Going Concern

The Company is currently in the development stage and has engaged in limited operations. Initial operations have included capital formation, organization, target market identification, and marketing plans. The business plan of the Company is focused on developing and offering a server-based software product for the creation of wireless communities. The Company intends to enable service providers, organizations, and individuals to deploy wireless networks and to sell subscriptions to access such networks to end-users. The Company’s goal is to provide end-users with the ability to roam across Quuibus-powered wireless networks.

During the period from March 28, 2007, through July 31, 2007, the Company was incorporated and issued 1,600,000 to its Directors for cash proceeds of $20,000. In addition, the Company has commenced a capital formation activity to effect a Registration Statement on Form SB-2 with the SEC, and raise capital of up to $60,000 from a self-underwritten offering of 1,200,000 shares of newly issued common stock in the public markets. The Company is currently in the process of preparing the Registration Statement on Form SB-2, and has not yet filed it with the SEC. If the capital formation activity is successful, the Company will start on the development and marketing of a server-based software product for the creation of wireless communities.

While management of the Company believes that the Company will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise $60,000 in equity capital in the public markets, or be successful in the development of its product, sale of its planned product, and services that will generate sufficient revenues to sustain the operations of the Company.

QUUIBUS TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred an operating loss since inception and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Common Stock

The Company is authorized to issue 20,000,000 shares of $0.001 par value common stock. All common stock shares have equal voting rights, are non-assessable, and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the Directors of the Company.

On July 6, 2007, the Company issued 1,600,000 shares of common stock to its Directors at a price of $0.0125 per share for cash proceeds of $20,000.

In addition, in 2007, the Company commenced a capital formation activity to effect a Registration Statement on Form SB-2 with the SEC, and raise capital of up to $60,000 from a self-underwritten offering of 1,200,000 shares of newly issued common stock at a price of $0.05 per share in the public markets. As of October 26, 2007, the Company had not yet filed its Registration Statement with the SEC.

(4) Income Taxes

The provision (benefit) for income taxes for the period ended July 31, 2007, was as follows (assuming a 15% effective tax rate):

2007

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$78
Change in valuation allowance	(78)

Total deferred tax provision	$-

QUUIBUS TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

The Company had deferred income tax assets as of July 31, 2007, as follows:

2007

Loss carryforwards	$78
Less - Valuation allowance	(78)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended July 31, 2007, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of July 31, 2007, the Company had approximately $520 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2027.

(5) Related Party Transactions

As described in Note 3, on July 6, 2007, the Company issued 1,600,000 shares of common stock to its Directors at a price of $0.0125 per share for cash proceeds of $20,000.

(6) Recent Accounting Pronouncements

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

QUUIBUS TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, Director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our Directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the Director has a material conflict of interest; (b) a violation of criminal law, unless the Director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the Director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our Directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our Directors and officers; and, provided, further, that we shall not be required to indemnify any Director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$5.46
Legal, accounting fees and expenses (1)	$20,000

Total (1)	$20,005

 (1) Estimated.

Recent Sales of Unregistered Securities

On July 6, 2007, we sold 800,000 shares of our common stock to Mr. Hossein Khakbaz Mohseni, our President, Secretary, Treasurer and Director, for cash payment to us of $10,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to non-U.S. citizens, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On July 6, 2007, we sold 800,000 shares of our common stock to Mr. Yavuz Konur, our Chief Technical Officer and Director, for cash payment to us of $10,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to non-U.S. citizens, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant.

3.2	Bylaws of Registrant.

4.1	Specimen Common Stock certificate. Please issue stock certificates.

5.1	Opinion of SRK Law Offices regarding the legality of the securities being registered.

23.1	Consent of Davis Accounting Group P.C.

23.2	Consent of Legal Counsel (incorporated in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this registration statement).

Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(c)	Include any additional or changed material information on the plan of distribution.

2.
To, for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

3. 4.
To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dubai, UAE on November 13, 2007.

QUUIBUS TECHNOLOGY, INC.

By:	/s/ Hossein Khakbaz Mohseni
Name: Hossein Khakbaz Mohseni
Title: President, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: November 13, 2007	/s/ Hossein Khakbaz Mohseni
Name: Hossein Khakbaz Mohseni
Title: President, Secretary, Treasurer and Director
(Principal Financial and Executive Officer)

Date: November 13, 2007	/s/ Yavuz Konur
Name: Yavuz Konur
Title: Chief Technical Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hossein Khakbaz Mohseni and Yavuz Konur, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hossein Khakbaz Mohseni	President, Secretary, Treasurer and Director
Hossein Khakbaz Mohseni	(Principal Executive and Financial Officer)	November 13, 2007

/s/ Yavuz Konur	Chief Technology Officer and Director
Yavuz Konur		November 13, 2007